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                                EXHIBIT (h)(1)(a)
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                   AMENDMENT TO FUND ADMINISTRATION AGREEMENT
                        EFFECTIVE AS OF September 1, 1999

     This AMENDMENT is made part of FUND ADMINISTRATION AGREEMENT (the "Agreement") dated as of November 1, 1997, as amended, between Nationwide Advisory Services, Inc. (the "Administrator") and Nationwide Separate Account Trust (the "Trust") and is consented to by Villanova SA Capital Trust ("Villanova SA").

     WHEREAS, the Administrator wishes to transfer its fund administration business to Villanova SA and is asking the Trust to amend the Agreement so that the Administrator's rights and responsibilities are transferred to Villanova SA (the "Transfer");

     WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Administrator;

     WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

     WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 7 of the Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Administrator will assign all of its rights and responsibilities under the Agreement to Villanova SA.

2. On the Effective Date, Villanova SA will assume such rights and responsibilities, subject to the terms of the Agreement.

3. On the Effective Date, Administrator shall be relieved of all of its rights and responsibilities under the Agreement.

4. Section 2, Services and Duties, is hereby amended to add the following as the last paragraph of such section:

          Villanova SA is authorized to appoint one or more qualified subadministrators to provide the Trust with certain Administrative Services provided under the Agreement.

5. On the Effective Date, Exhibit A, in the form attached, shall be amended to include the Nationwide Small Company Fund under the terms of the Agreement.

6. All other provisions of the Agreement shall remain in full force and effect.

7. Villanova SA represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.


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          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly  executed  as  of  the  day  and  year  first  written  above.

NATIONWIDE  ADVISORY  SERVICES,  INC.      NATIONWIDE  SEPARATE  ACCOUNT  TRUST

By:     /s/  Elizabeth  A.  Davin          By:     /s/ James F. Laird, Jr.
Title:       Assistant  Secretary          Title:      Treasurer

Agreed  and  Consented  to  by:

VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

By:     /s/  Christopher  A.  Cray
Title:       Treasurer

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          FUND ADMINISTRATION AGREEMENT

                          (EFFECTIVE SEPTEMBER 1, 1999)

FUNDS  OF  THE  TRUST                     FUND  ADMINISTRATION  FEES
Total  Return  Fund                       For  each  Fund,
Capital  Appreciation  Fund                  0.05% of each Fund's average daily
Government  Bond  Fund                       net  assets  up  to  $1  billion
Money Market Fund                         0.04% on assets of $1 billion and more
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Nationwide  Balanced  Fund                For  each  Fund,
Nationwide  Equity  Income  Fund             0.07% on assets up to $250 million
Nationwide  Global Equity Fund               0.05% on the next $750 million
Nationwide High Income Bond Fund             0.04% on assets of $1 billion and
Nationwide  Multi  Sector  Bond  Fund        more
Nationwide  Small  Cap  Value  Fund
Nationwide  Select  Advisers  Mid  Cap  Fund
(effective  9/27/99  Nationwide  Mid  Cap  Index  Fund)
Nationwide  Select  Advisers  Small  Cap  Growth  Fund*
Nationwide  Strategic  Growth  Fund
Nationwide  Strategic  Value  Fund
Nationwide  Income  Fund
Nationwide  Small  Company  Fund

*The Nationwide Select Advisers Small Cap Growth Fund is subject to an annual minimum fee of $75,000.

     VILLANOVA  MUTUAL  FUND  CAPITAL  TRUST

     By:     /s/  Christopher  A.  Cray
     Name:        Christopher  A.  Cray
     Title:       Treasurer

     NATIONWIDE  SEPARATE  ACCOUNT  TRUST

     By:     /s/  James  F.  Laird
     Name:        James  F.  Laird
     Title:       Treasurer


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